EXHIBIT 99.1

SCIVANTA MEDICAL CORPORATION SIGNS DEVELOPMENT AGREEMENT
WITH SPARTON MEDICAL SYSTEMS TO DEVELOP THE HARDWARE
COMPONENT OF THE HICKEY CARDIAC MONITORING SYSTEM

Company now has all corporate partners in place to develop the Hickey Cardiac Monitoring System

SPRING LAKE, N.J., August 23, 2007 -- Scivanta Medical Corporation (OTCBB: SCVM) has entered into a development agreement with Sparton Medical Systems, a business group of Sparton Electronics Florida, Inc. which is a wholly-owned subsidiary of Sparton Corporation (NYSE: SPA). Pursuant to the development agreement, Sparton will provide Scivanta engineering and development support for the hardware component of the Hickey Cardiac Monitoring System (HCMS). The services to be provided by Sparton include: (1) planning and development of design control documents, (2) concept development, including mechanical, electrical and software design, (3) completion of a detailed design and an engineering model, (4) assembly of proto-type models and preliminary design verification testing, (5) the production of “pilot” devices using formal drawings and validated processes, and (6) design verification testing on the “pilot” units. It is estimated that up to $1,650,000 could be billed by Sparton for services and materials provided under the development agreement.

David LaVance, President and Chief Executive Officer of Scivanta commented, “Entering into the development agreement with Sparton completes the development team necessary to bring the HCMS to market. With the addition of Sparton to our other corporate partners, Applied Sciences Group, Inc. and Ethox International, Inc., we now have the expertise required to complete the development of the hardware, software and catheter components of the HCMS.”

About Scivanta Medical Corporation

Scivanta is focused on acquiring and developing medical technologies and products which offer advantages over available medical procedures and treatments. The company has acquired the exclusive worldwide rights to develop, make and sell certain proprietary technologies known as the Hickey Cardiac Monitoring System, a minimally-invasive two-balloon esophageal catheter system used to monitor cardiac performance. The HCMS is expected to provide the primary measurements of cardiac performance in a minimally invasive and cost-effective manner and is designed to be used outside of an intensive care setting. The HCMS is currently under development and must receive the appropriate regulatory approvals prior to commercialization. As Scivanta develops the HCMS, it expects to continue to review for acquisition other medical technologies and products that are sold, or capable of being sold, in a specialty or niche market. For more information, visit www.scivanta.com.

About Sparton Corporation (www.sparton.com)

Sparton Corporation (NYSE:SPA) now in its 107th year, provides high mix, low to medium volume electronics design and manufacturing services utilizing seven manufacturing locations encompassing over 800,000-sq. ft. In addition to strong core surface mount technology (SMT) and plated through-hole (PTH), printed circuit board assembly (PCBA) and complete assembly manufacturing capabilities, Sparton offers a complete range of pre-manufacturing and post-manufacturing services. Pre-manufacturing services include product development, concurrent engineering, design for test (DFT), design for manufacturing (DFM), design for assembly (DFA), printed circuit board design and quick-turn prototyping. Post-manufacturing services range from repair depot, direct ship, distribution management to field support.

Forward-Looking Statements

Statements about the Scivanta's future expectations and all other statements in this press release other than historical facts are forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from expected results. Among these risks, trends and uncertainties are economic conditions both generally and within the industries in which Scivanta may participate; competition within Scivanta’s chosen industries, including competition from much larger competitors; technological advances; available capital; regulatory approval; and failure by Scivanta to successfully develop or acquire products and form new business relationships. Scivanta intends that such forwarding-looking statements shall be subject to the safe harbors created thereby. Since these statements involve risks and uncertainties and are subject to change at any time, the Scivanta's actual results could differ materially from expected results.

Contacts:

Scivanta Medical Corporation
Tom Gifford, Chief Financial Officer
Tel.: (732) 282-1620 x15
Fax: (732) 282-1621

The Investor Relations Group
Investor Relations
Dan Berg/Joseph Kessler
(212) 825-3210

Media Relations
Bill Douglass
(212) 825-3210